Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. ANNOUNCES SECOND QUARTER 2023 RESULTS

•Net income of $23 million for second quarter 2023
•Net income of $14 million for first six months of 2023, compared to $48 million for first six months of 2022, significantly impacted by first quarter balance sheet repositioning
•Quarterly net interest margin of 3.14%, an increase of 23 bps over the first quarter
•Improvement in asset quality as nonperforming assets decline to 0.32% of total assets
•First quarterly cash dividend of $0.25 per common share paid during the second quarter

Green Bay, Wisconsin, July 18, 2023 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced second quarter 2023 net income of $23 million and earnings per diluted common share of $1.51, compared to a net loss of $9 million and loss per diluted common share of $0.61 for first quarter 2023, and net income of $24 million and earnings per diluted common share of $1.73 for second quarter 2022. Net income for the six months ended June 30, 2023 was $14 million and earnings per diluted common share of $0.91, compared to net income of $48 million and earnings per diluted common share of $3.43 for the first half of 2022.

Results for 2023 were significantly impacted by the March 7 sale of $500 million (par value) U.S. Treasury held to maturity securities for a pre-tax loss of $38 million or an after-tax loss of $28 million. The $500 million portfolio yielded approximately 88 bps with scheduled maturities in 2024 and 2025 (or average duration of 2 years). Proceeds from the sale were used to reduce existing FHLB borrowings with the remainder held in investable cash.

Net income reflected certain non-core items and the related tax effect of each, including U.S. Treasury securities sale loss, expected loss (provision expense) on the Signature Bank sub debt investment (acquired in an acquisition), merger-related expenses, Day 2 credit provision expense required under the CECL model, as well as gains / (losses) on other assets and investments. These non-core items negatively impacted earnings per diluted common share $0.02 for second quarter 2023 and $2.06 for first quarter 2023, and positively impacted earnings per diluted common share $0.06 for second quarter 2022. For the six months ended June 30, 2023, these non-core items negatively impacted earnings per diluted common share $2.07, and positively impacted earnings per diluted common share $0.12 for the first half of 2022.

“First things first, I am impressed at how the entire Nicolet team has responded to our decision to reposition our balance sheet in the first quarter. We have been re-energized by the move and the results are showing up in new relationships across our revenue lines,” said Mike Daniels, President and CEO of Nicolet. “I think this shows the value of putting actions behind our words and trusting our team to continue to deliver on Nicolet’s promise - to serve our customers, communities, and each other. Thus far, they have, and I am confident that this will continue. We anticipated a higher net interest margin, which has happened this quarter. This, combined with an already outstanding asset quality profile and a clean balance sheet, continues to put Nicolet in an enviable position despite the ongoing macroeconomic challenges.”

Daniels continued, “It is important to remember that we are a reflection of the communities we serve. Given the appropriate heightened scrutiny around office commercial real estate, I want to re-emphasize our lending strategy is in the markets we serve. That means any office exposure is limited only to our smaller and mid-size markets, with no exposure in major metro areas. I think people tend to group all office CRE into one bucket, but fail to realize the whole “work from home” movement has had a limited effect in our markets. As a result, our credit quality continues to remain strong. Furthermore, I’ll note the office portfolio is very granular, with the average balance in the portfolio less than $886,000, we believe this speaks to the above point on diversification and limits the loss risk to Nicolet should conditions worsen.”

Nicolet’s financial performance and certain balance sheet line items were impacted by the timing and size of Nicolet’s August 2022 acquisition of Charter Bankshares, Inc. (“Charter”). Certain income statement results, average balances, and related ratios for 2022 include contributions from Charter from the acquisition date. At acquisition, Charter added assets of $1.1 billion, loans of $827 million, and deposits of $869 million.

Balance Sheet Review
At June 30, 2023, period end assets were $8.5 billion, an increase of $290 million (4%) from March 31, 2023, mostly higher cash balances, partly offset by maturities and paydowns of investment securities. Total loans were minimally changed from March 31, 2023, as growth in the portfolio was offset by the sale of specific nonaccrual loans (net book value of approximately $13 million) and the payoff of a classified loan relationship ($10 million outstanding). Total deposits of $7.2 billion at June 30, 2023, increased $270 million (4%) from March 31, 2023, with growth in customer and brokered time deposits partly offset by lower transaction account balances. Total capital was $978 million at June 30, 2023, an increase of $16 million since March 31, 2023, on solid earnings, partly offset by payment of the first quarterly cash dividend and unfavorable market valuations on available for sale securities.

Asset Quality
Nonperforming assets were $27 million and represented 0.32% of total assets at June 30, 2023, compared to $41 million or 0.50% at March 31, 2023, and $42 million or 0.56% at June 30, 2022. The reduction in nonperforming assets was due to the nonaccrual loan sale (noted above). The allowance for credit losses-loans was $63 million and represented 1.01% of total loans at June 30, 2023, compared to $62 million (or 1.00% of total loans) at March 31, 2023, and $51 million (or 1.02% of total loans) at June 30, 2022. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income for second quarter 2023 was $23 million, compared to a net loss of $9 million for first quarter 2023.

Net interest income was $59 million for second quarter 2023, up $2 million from first quarter 2023, the net effect of higher interest income and higher interest expense. The higher interest income was largely attributable to the repricing of new and renewed loans in a rising interest rate environment along with increased investable cash balances, partly offset by lower interest income on investment securities from the balance sheet repositioning late in first quarter 2023. The increase in interest expense was mostly due to higher average rates, reflecting the rising interest rate environment as well as some migration of customer deposits to higher rate deposit products. The net interest margin for second quarter 2023 was 3.14%, up 23 bps from 2.91% for first quarter 2023. The yield on interest-earning assets increased 41 bps (to 4.90%) due to a shift in the mix of average interest-earning assets (from the balance sheet repositioning) as well as the rising interest rate environment, while the cost of funds increased 24 bps (to 2.54%) for second quarter 2023, attributable mainly to the repricing of deposits and funding in the higher interest rate environment.

Noninterest income was $17 million for second quarter 2023, a $39 million favorable change compared to first quarter 2023. Excluding net asset gains (losses), noninterest income for second quarter 2023 was $17 million, a $1 million increase over first quarter 2023. The sequential quarter increase included higher wealth revenue, mortgage income, and card interchange income, partly offset by an unfavorable change in the fair value of nonqualified deferred compensation plan assets.

Noninterest expense of $45 million was minimally changed from first quarter 2023. Personnel expense decreased slightly due to a decrease in the fair value of nonqualified deferred compensation plan liabilities. Non-personnel expenses increased 2% between the sequential quarters including higher data processing (mostly volume-based system processing) and FDIC assessments, partly offset by lower marketing expense.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income or core banking operations, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements generally can be identified by words or phrases such as, without limitation, “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, and in this press release include our statements about our expectations of higher net interest margin in the future and our expectations for potential loss exposure within the loan portfolio due to the current macroeconomic challenges.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of Nicolet’s borrowers, including as a result of the negative impact of inflationary pressures on our customers and their businesses, resulting in significant increases in loan losses and provisions for those losses; (ii) fluctuations or differences in interest rates on loans or deposits from those that Nicolet is modeling or anticipating, including as a result of Nicolet’s inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) adverse conditions in the national or local economies including in Nicolet’s operating markets; (iv) the inability of Nicolet, or entities in which it has significant investments, to maintain the long-term historical growth rate of its loan portfolio; (v) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Nicolet is seeking to limit the rates it pays on deposits; (vi) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (vii) effectiveness of Nicolet’s asset management activities in improving, resolving or liquidating lower-quality assets; (viii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Nicolet’s results, including as a result of the negative impact to net interest margin from rising deposit and other funding costs; (ix) the results of regulatory examinations; (x) Nicolet’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xi) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xii) risks of expansion into new geographic or product markets; (xiiii) any matter that would cause Nicolet to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Nicolet), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xv) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives; (xvii) the vulnerability of Nicolet’s network and online banking portals, and the systems of parties with whom Nicolet contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xviii) the possibility of increased compliance and operational costs as a result of increased regulatory oversight, and the development of additional banking products for Nicolet’s corporate and consumer clients; (xix) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers; (xx) fluctuations in the valuations of Nicolet’s equity investments and the ultimate success of such investments; (xxi) the availability of and access to capital; (xxii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of Nicolet’s participation in and execution of government programs related to the COVID-19 pandemic; and (xxiii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Nicolet’s 2022 Annual Report on Form 10-K, as well subsequent filings with the SEC and are available on the SEC’s website at www.sec.gov.

All forward-looking statements included in this press release are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet disclaims any obligation to update or revise any forward-looking statement contained in this press release to reflect new information or events or circumstances that occur after the date the forward-looking statements were made.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Assets
Cash and due from banks	$122,021	$93,462	$121,211	$118,537	$96,189
Interest-earning deposits	383,185	20,718	33,512	319,745	84,828
Cash and cash equivalents	505,206	114,180	154,723	438,282	181,017
Certificates of deposit in other banks	9,808	11,293	12,518	13,510	15,502
Securities available for sale, at fair value	921,108	1,023,176	917,618	949,597	813,248
Securities held to maturity, at amortized cost	—	—	679,128	686,424	695,812
Other investments	57,578	57,482	65,286	79,279	53,269
Loans held for sale	3,849	4,962	1,482	3,709	5,084
Loans	6,222,776	6,223,732	6,180,499	5,984,437	4,978,654
Allowance for credit losses - loans	(62,811)	(62,412)	(61,829)	(60,348)	(50,655)
Loans, net	6,159,965	6,161,320	6,118,670	5,924,089	4,927,999
Premises and equipment, net	117,278	112,569	108,956	106,648	96,656
Bank owned life insurance (“BOLI”)	167,192	166,107	165,137	165,166	136,060
Goodwill and other intangibles, net	398,194	400,277	402,438	407,117	336,721
Accrued interest receivable and other assets	142,450	140,988	138,013	122,095	108,884
Total assets	$8,482,628	$8,192,354	$8,763,969	$8,895,916	$7,370,252

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$2,059,939	$2,094,623	$2,361,816	$2,477,507	$2,045,732
Interest-bearing deposits	5,138,665	4,833,956	4,817,105	4,918,395	4,240,534
Total deposits	7,198,604	6,928,579	7,178,921	7,395,902	6,286,266
Short-term borrowings	50,000	50,000	317,000	280,000	—
Long-term borrowings	197,577	197,448	225,342	225,236	196,963
Accrued interest payable and other liabilities	58,809	54,535	70,177	56,315	47,636
Total liabilities	7,504,990	7,230,562	7,791,440	7,957,453	6,530,865
Stockholders' Equity:
Common stock	147	147	147	147	134
Additional paid-in capital	624,897	623,746	621,988	620,392	520,741
Retained earnings	417,863	398,966	407,864	380,263	361,753
Accumulated other comprehensive income (loss)	(65,269)	(61,067)	(57,470)	(62,339)	(43,241)
Total stockholders' equity	977,638	961,792	972,529	938,463	839,387
Total liabilities and stockholders' equity	$8,482,628	$8,192,354	$8,763,969	$8,895,916	$7,370,252

Common shares outstanding	14,717,938	14,698,265	14,690,614	14,673,197	13,407,375

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Loss) (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except per share data)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Interest income:
Loans, including loan fees	$84,091	$79,142	$76,367	$63,060	$52,954	$163,233	$104,253
Taxable investment securities	4,133	4,961	5,771	5,350	5,135	9,094	10,262
Tax-exempt investment securities	1,476	1,737	1,915	1,181	647	3,213	1,322
Other interest income	2,357	1,536	1,703	1,127	790	3,893	1,607
Total interest income	92,057	87,376	85,756	70,718	59,526	179,433	117,444
Interest expense:
Deposits	29,340	24,937	12,512	4,638	2,410	54,277	4,602
Short-term borrowings	1,108	3,212	2,624	594	28	4,320	28
Long-term borrowings	2,570	2,506	2,528	2,496	2,004	5,076	3,935
Total interest expense	33,018	30,655	17,664	7,728	4,442	63,673	8,565
Net interest income	59,039	56,721	68,092	62,990	55,084	115,760	108,879
Provision for credit losses	450	3,090	1,850	8,600	750	3,540	1,050
Net interest income after provision for credit losses	58,589	53,631	66,242	54,390	54,334	112,220	107,829
Noninterest income:
Wealth management fee income	5,870	5,512	5,170	5,009	4,992	11,382	10,691
Mortgage income, net	1,822	1,466	1,311	1,728	2,205	3,288	5,458
Service charges on deposit accounts	1,529	1,480	1,502	1,589	1,536	3,009	3,013
Card interchange income	3,331	3,033	3,100	3,012	2,950	6,364	5,531
BOLI income	1,073	1,200	1,151	966	768	2,273	1,701
Asset gains (losses), net	(318)	(38,468)	260	(46)	1,603	(38,786)	2,916
Deferred compensation plan asset market valuations	499	946	314	(571)	(1,316)	1,445	(1,783)
LSR income, net	1,135	1,155	(324)	(517)	(143)	2,290	(525)
Other noninterest income	1,900	1,832	2,362	1,830	1,536	3,732	3,072
Total noninterest income	16,841	(21,844)	14,846	13,000	14,131	(5,003)	30,074
Noninterest expense:
Personnel expense	23,900	24,328	23,705	24,136	19,681	48,228	40,872
Occupancy, equipment and office	8,845	8,783	8,246	7,641	6,891	17,628	13,835
Business development and marketing	1,946	2,121	2,303	2,281	2,057	4,067	3,888
Data processing	4,218	3,988	3,871	3,664	3,596	8,206	6,983
Intangibles amortization	2,083	2,161	2,217	1,628	1,347	4,244	2,771
FDIC assessments	1,009	540	480	480	480	1,549	960
Merger-related expense	26	163	492	519	555	189	653
Other noninterest expense	2,930	2,791	2,675	2,218	1,931	5,721	4,126
Total noninterest expense	44,957	44,875	43,989	42,567	36,538	89,832	74,088
Income (loss) before income tax expense	30,473	(13,088)	37,099	24,823	31,927	17,385	63,815
Income tax expense (benefit)	7,878	(4,190)	9,498	6,313	7,942	3,688	15,666
Net income (loss)	$22,595	$(8,898)	$27,601	$18,510	$23,985	$13,697	$48,149
Earnings (loss) per common share:
Basic	$1.54	$(0.61)	$1.88	$1.33	$1.79	$0.93	$3.56
Diluted	$1.51	$(0.61)	$1.83	$1.29	$1.73	$0.91	$3.43
Common shares outstanding:
Basic weighted average	14,711	14,694	14,685	13,890	13,402	14,703	13,525
Diluted weighted average	14,960	14,694	15,110	14,310	13,852	15,011	14,035

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except share & per share data)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Selected Average Balances:
Loans	$6,237,757	$6,201,780	$6,087,146	$5,391,258	$4,838,535	$6,219,868	$4,764,073
Investment securities	1,068,144	1,508,535	1,701,531	1,625,453	1,573,027	1,287,123	1,574,319
Interest-earning assets	7,497,935	7,830,590	7,963,485	7,161,120	6,579,644	7,663,344	6,645,054
Cash and cash equivalents	203,883	127,726	179,381	167,550	217,553	166,015	392,043
Goodwill and other intangibles, net	399,080	401,212	403,243	363,211	337,289	400,140	337,988
Total assets	8,228,600	8,570,623	8,688,741	7,856,131	7,273,219	8,398,667	7,395,747
Deposits	6,941,037	7,060,262	7,222,415	6,643,247	6,188,044	7,000,320	6,289,729
Interest-bearing liabilities	5,212,285	5,391,107	5,262,278	4,730,209	4,425,450	5,301,202	4,553,968
Stockholders’ equity (common)	967,142	970,108	954,970	890,205	837,975	968,617	849,582
Selected Ratios: (1)
Book value per common share	$66.42	$65.44	$66.20	$63.96	$62.61	$66.42	$62.61
Tangible book value per common share (2)	$39.37	$38.20	$38.81	$36.21	$37.49	$39.37	$37.49
Return on average assets	1.10%	(0.42)%	1.26%	0.93%	1.32%	0.33%	1.31%
Return on average common equity	9.37	(3.72)	11.47	8.25	11.48	2.85	11.43
Return on average tangible common equity (2)	15.95	(6.34)	19.85	13.93	19.21	4.86	18.98
Average equity to average assets	11.75	11.32	10.99	11.33	11.52	11.53	11.49
Stockholders’ equity to assets	11.53	11.74	11.10	10.55	11.39	11.53	11.39
Tangible common equity to tangible assets (2)	7.17	7.21	6.82	6.26	7.15	7.17	7.15
Net interest margin	3.14	2.91	3.39	3.48	3.34	3.02	3.29
Efficiency ratio	58.60	60.69	52.79	55.62	53.74	59.63	54.16
Effective tax rate	25.85	32.01	25.60	25.43	24.88	21.21	24.55
Selected Asset Quality Information:
Nonaccrual loans	$25,278	$38,895	$38,080	$38,326	$36,580	$25,278	$36,580
Other real estate owned - closed branches	958	1,347	1,347	1,506	4,378	958	4,378
Other real estate owned	520	628	628	628	628	520	628
Nonperforming assets	$26,756	$40,870	$40,055	$40,460	$41,586	$26,756	$41,586
Net loan charge-offs (recoveries)	$51	$167	$597	$216	$(149)	$218	$(83)
Allowance for credit losses-loans to loans	1.01%	1.00%	1.00%	1.01%	1.02%	1.01%	1.02%
Net loan charge-offs to average loans (1)	0.01	0.01	0.04	0.02	(0.01)	0.01	0.00
Nonperforming loans to total loans	0.41	0.62	0.62	0.64	0.73	0.41	0.73
Nonperforming assets to total assets	0.32	0.50	0.46	0.45	0.56	0.32	0.56
Stock Repurchase Information:
Common stock repurchased (dollars) (3)	$1,519	$—	$786	$—	$6,277	$1,519	$60,697
Common stock repurchased (full shares) (3)	26,853	—	10,000	—	67,949	26,853	661,662
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Period End Loan Composition
Commercial & industrial	$1,318,567	$1,330,052	$1,304,819	$1,268,252	$1,118,360
Owner-occupied commercial real estate (“CRE”)	969,202	969,064	954,599	954,933	790,680
Agricultural	1,068,999	1,065,909	1,088,607	1,017,498	967,192
Commercial	3,356,768	3,365,025	3,348,025	3,240,683	2,876,232
CRE investment	1,108,692	1,146,388	1,149,949	1,132,951	818,562
Construction & land development	337,389	333,370	318,600	306,446	228,575
Commercial real estate	1,446,081	1,479,758	1,468,549	1,439,397	1,047,137
Commercial-based loans	4,802,849	4,844,783	4,816,574	4,680,080	3,923,369
Residential construction	108,095	134,782	114,392	101,286	69,423
Residential first mortgage	1,072,609	1,014,166	1,016,935	970,384	785,591
Residential junior mortgage	184,873	177,026	177,332	176,428	148,732
Residential real estate	1,365,577	1,325,974	1,308,659	1,248,098	1,003,746
Retail & other	54,350	52,975	55,266	56,259	51,539
Retail-based loans	1,419,927	1,378,949	1,363,925	1,304,357	1,055,285
Total loans	$6,222,776	$6,223,732	$6,180,499	$5,984,437	$4,978,654

Period End Deposit Composition
Noninterest-bearing demand	$2,059,939	$2,094,623	$2,361,816	$2,477,507	$2,045,732
Interest-bearing demand	1,030,919	1,138,415	1,279,850	1,242,961	1,230,822
Money market	1,835,523	1,886,879	1,707,619	1,769,444	1,411,688
Savings	821,803	865,824	931,417	939,832	858,160
Time	1,450,420	942,838	898,219	966,158	739,864
Total deposits	$7,198,604	$6,928,579	$7,178,921	$7,395,902	$6,286,266
Brokered transaction accounts	$173,107	$233,393	$252,829	$252,891	$265,240
Brokered time deposits	566,405	289,181	339,066	386,101	218,198
Total brokered deposits	$739,512	$522,574	$591,895	$638,992	$483,438
Customer transaction accounts	$5,575,077	$5,752,348	$6,027,873	$6,176,853	$5,281,162
Customer time deposits	884,015	653,657	559,153	580,057	521,666
Total customer deposits (core)	$6,459,092	$6,406,005	$6,587,026	$6,756,910	$5,802,828

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,237,757	$84,132	5.35%	$6,201,780	$79,186	5.11%	$4,838,535	$52,984	4.34%
Investment securities (2)	1,068,144	6,094	2.28%	1,508,535	7,246	1.93%	1,573,027	6,126	1.56%
Other interest-earning assets	192,034	2,357	4.87%	120,275	1,536	5.11%	168,082	790	1.87%
Total interest-earning assets	7,497,935	$92,583	4.90%	7,830,590	$87,968	4.49%	6,579,644	$59,900	3.61%
Other assets, net	730,665			740,033			693,575
Total assets	$8,228,600			$8,570,623			$7,273,219
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,278,502	$22,728	2.13%	$4,325,340	$19,587	1.84%	$3,787,103	$1,857	0.20%
Brokered deposits	640,643	6,612	4.14%	566,282	5,350	3.83%	423,372	553	0.52%
Total interest-bearing deposits	4,919,145	29,340	2.39%	4,891,622	24,937	2.07%	4,210,475	2,410	0.23%
Wholesale funding	293,140	3,678	4.96%	499,485	5,718	4.58%	214,975	2,032	3.77%
Total interest-bearing liabilities	5,212,285	$33,018	2.54%	5,391,107	$30,655	2.30%	4,425,450	$4,442	0.40%
Noninterest-bearing demand deposits	2,021,892			2,168,640			1,977,569
Other liabilities	27,281			40,768			32,225
Stockholders' equity	967,142			970,108			837,975
Total liabilities and stockholders' equity	$8,228,600			$8,570,623			$7,273,219
Net interest income and rate spread		$59,565	2.36%		$57,313	2.19%		$55,458	3.21%
Net interest margin			3.14%			2.91%			3.34%
Loan purchase accounting accretion (3)		$1,636	0.10%		$1,636	0.11%		$987	0.08%

	For the Six Months Ended
	June 30, 2023			June 30, 2022
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,219,868	$163,318	5.23%	$4,764,073	$104,318	4.36%
Investment securities (2)	1,287,123	13,340	2.07%	1,574,319	12,284	1.56%
Other interest-earning assets	156,353	3,893	4.96%	306,662	1,607	1.05%
Total interest-earning assets	7,663,344	$180,551	4.69%	6,645,054	$118,209	3.54%
Other assets, net	735,323			750,693
Total assets	$8,398,667			$7,395,747
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,301,792	$42,315	1.98%	$3,897,885	$3,494	0.18%
Brokered deposits	603,668	11,962	4.00%	441,316	1,108	0.51%
Total interest-bearing deposits	4,905,460	54,277	2.23%	4,339,201	4,602	0.21%
Wholesale funding	395,742	9,396	4.72%	214,767	3,963	3.69%
Total interest-bearing liabilities	5,301,202	$63,673	2.42%	4,553,968	$8,565	0.38%
Noninterest-bearing demand deposits	2,094,860			1,950,528
Other liabilities	33,988			41,669
Stockholders' equity	968,617			849,582
Total liabilities and stockholders' equity	$8,398,667			$7,395,747
Net interest income and rate spread		$116,878	2.27%		$109,644	3.16%
Net interest margin			3.02%			3.29%
Loan purchase accounting accretion (3)		$3,272	0.10%		$1,561	0.07%
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	At or for the Three Months Ended					At or for the Six Months Ended
(In thousands, except per share data)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Adjusted net income (loss) reconciliation: (1)
Net income (loss) (GAAP)	$22,595	$(8,898)	$27,601	$18,510	$23,985	$13,697	$48,149
Adjustments:
Provision expense (2)	—	2,340	—	8,000	—	2,340	—
Assets (gains) losses, net	318	38,468	(260)	46	(1,603)	38,786	(2,916)
Merger-related expense	26	163	492	519	555	189	653
Adjustments subtotal	344	40,971	232	8,565	(1,048)	41,315	(2,263)
Tax on Adjustments (25%)	86	10,243	58	2,141	(262)	10,329	(566)
Adjustments, net of tax	258	30,728	174	6,424	(786)	30,986	(1,697)
Core banking operations / Adjusted net income (Non-GAAP)	$22,853	$21,830	$27,775	$24,934	$23,199	$44,683	$46,452
Diluted earnings (loss) per common share:
Diluted earnings (loss) per common share (GAAP)	$1.51	$(0.61)	$1.83	$1.29	$1.73	$0.91	$3.43
Adjusted Diluted earnings per common share (Non-GAAP)	$1.53	$1.45	$1.84	$1.74	$1.67	$2.98	$3.31
Tangible assets: (3)
Total assets	$8,482,628	$8,192,354	$8,763,969	$8,895,916	$7,370,252
Goodwill and other intangibles, net	398,194	400,277	402,438	407,117	336,721
Tangible assets	$8,084,434	$7,792,077	$8,361,531	$8,488,799	$7,033,531
Tangible common equity: (3)
Stockholders’ equity (common)	$977,638	$961,792	$972,529	$938,463	$839,387
Goodwill and other intangibles, net	398,194	400,277	402,438	407,117	336,721
Tangible common equity	$579,444	$561,515	$570,091	$531,346	$502,666
Tangible average common equity: (3)
Average stockholders’ equity (common)	$967,142	$970,108	$954,970	$890,205	$837,975	$968,617	$849,582
Average goodwill and other intangibles, net	399,080	401,212	403,243	363,211	337,289	400,140	337,988
Average tangible common equity	$568,062	$568,896	$551,727	$526,994	$500,686	$568,477	$511,594
Note: Numbers may not sum due to rounding.
(1)The adjusted net income or core banking operations measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Provision expense for 2023 is attributable to the expected loss on our investment in Signature Bank sub debt, and the provision expense for 2022 is attributable to the Day 2 allowance from the acquisition of Charter Bankshares, Inc.
(3)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.